EXHIBIT 99

                          SUTTER SURGERY CENTERS, INC.
                    SPECIAL MEETING OF STOCKHOLDERS-- , 1995

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF SUTTER SURGERY CENTERS, INC.

   The undersigned hereby appoints and , and each of them, with full powers of substitution, attorneys and proxies of the undersigned to vote the Common Stock, par value $.01 per share, of Sutter Surgery Centers, Inc. ("SSCI"), which the undersigned could vote, and with all power the undersigned would possess, if personally present at the Special Meeting of Stockholders of SSCI to be held at the executive offices of SSCI at 1201 Alhambra Boulevard, Suite 330, Sacramento, California 95816, on, _________, 1995, at _:00 _m., Pacific time, and any adjournment thereof:

     1. To approve and adopt the Plan and Agreement of Merger dated as of August 23, 1995, attached as Annex A to the Prospectus-Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which SSCI Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation, will merge with and into SSCI, and stockholders of SSCI will receive a specified fraction of a share of Common Stock of HEALTHSOUTH Corporation for each share of Common Stock of SSCI surrendered for exchange, all as described in said Prospectus-Proxy Statement.

                        [ ] FOR    [ ] AGAINST  [ ] ABSTAIN

     2. In their discretion, to act upon any matters incidential to the foregoing and such other business as may properly come before the Special Meeting, or any adjournment thereof.

                            (Continued and to be dated and signed on other side)
--------------------------------------------------------------------------------
(Continued from other side)

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1 above. Any stockholder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item.

   Receipt  of  the   Prospectus-Proxy   Statement   dated  ,  1995,  is  hereby
acknowledged.

                                            Dated:_______________________ , 1995


                                            ------------------------------------
                                            Signature(s)


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                                            (Please sign exactly and as fully as
                                            your  name  appears  on  your  stock
                                            certificate.   If  shares  are  held
                                            jointly,   each  stockholder  should
                                            sign.)

   Please mark, sign, date, and return promptly, using the enclosed envelope.
                            No postage is required.

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